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                                                                   EXHIBIT 10.40
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                        AMENDMENT TO CONTINUING GUARANTY
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          THIS AMENDMENT TO CONTINUING GUARANTY (this "Amendment") is made as of
March 30, 1997, by and between Lam Research Corporation, a Delaware corporation ("Borrower"), and The Sakura Bank, a Japanese banking corporation ("Lender").

          WHEREAS, the parties hereto have entered into that certain Continuing Guaranty ("Guaranty") dated as of June 26, 1996 with respect to the Term Loan Agreement of even date therewith and amended on January 22, 1997 (as amended, the "Loan Agreement"), pursuant to which Lender agreed to lend to Lam Research Co., Ltd., a Japanese corporation, ("Borrower") and Borrower agreed to borrow from Lender a certain sum, subject to the terms and conditions contained in the Loan Agreement; and

          WHEREAS, the parties hereto mutually desire to amend the Guaranty, as set forth below.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in the Loan Agreement and Guaranty, the parties hereto hereby agree as follows:

     1.   Amendments to Guaranty.  The Guaranty is hereby amended as follows:
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          (a) Section 3.1.1 is amended by adding thereto, in the appropriate
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     alphabetical order, a definition of the term "1997 Inventory Charge" to read in its entirety as follows:

               "1997 Inventory Charge" shall mean a non-recurring charge, not
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          exceeding $74,000,000 (pre-tax), taken by Guarantor in the quarter ending March 30, 1997 as a result of write-offs of excess and obsolete inventory, additional warranty expenses and other miscellaneous charges.

          (b) Section 3.1.1 is further amended by changing the definition of
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     "EBIT" set forth therein by adding at

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     the end thereof a new sentence to read in its entirety as follows:

          In determining EBIT of Guarantor for any period which includes the quarter ending March 30, 1997, the net income of Guarantor and its subsidiaries before provision for income taxes for such period (clause
          (a)) shall be calculated without deduction of the 1997 Inventory
          Charge.

          (c) Section 3.1.1 is further amended by changing the definition of
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     "Interest Coverage Ratio" set forth therein to read in its entirety as follows:

               "Interest Coverage Ratio" shall mean, with respect to any Person
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          for any period, the ratio, determined on a consolidated basis in accordance with GAAP where applicable, of:

                    (a) EBIT of such Person and its Subsidiaries for such
               period;

                              to
                              --

                    (b) All Interest Expenses of such Person and its
               Subsidiaries for such period.

          (d) Section 3.1.2(b) is amended to read in its entirety as follows:
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               (ii) Guarantor shall not permit its Interest Coverage Ratio for each period set forth below to be less than the ratio set forth opposite such period below:

                    Each consecutive four quarter
                      period ending December 31, 1995,
                      March 31, 1996, June 30, 1996,
                      September 30 1996, and December
                      31, 1996 . . . . . . . . . . . . 5.00;

                    The consecutive four quarter
                      period ending March 30, 1997 . . 6.00;

                    Each consecutive four quarter
                      period ending June 30, 1997

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                      and September 30, 1997 . . . . . 2.00;

                    The consecutive four quarter
                      period ending December 31, 1997. 4.00;

                    Each consecutive four quarter
                      period ending on the last day
                      of each quarter thereafter . . . 6.00.


          (f) Section 3.1.2(e) is further amended by (i) changing the date "June
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     30, 1995" to "March 30, 1997" and (ii) changing the amount "$375,000,000"
     appearing in subclause (i) thereof to "$538,000,000".
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          (g) Section 3.1.2 is further amended by adding at the end thereof a
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     new sentence to read in its entirety as follows:

          In determining the net income of Guarantor for purposes of Sections
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          3.1.2(e) and (f) for any period which includes the quarter ending
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          March 30, 1997, the net income of Guarantor before provision for income taxes for such period shall be calculated without deduction of the 1997 Inventory Charge (and the provision for income taxes for such period shall be increased as appropriate in light of such expense reduction).

     2.   Balance of Agreement Unaffected. Except as expressly set forth herein,
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the Guaranty shall not be affected hereby and shall remain in full force and effect in accordance with its terms.

     3.   Reaffirmation of Obligations. Guarantor hereby reaffirms all
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obligations under the Guaranty, as amended by this Amendment.

     4.   Governing Law. This Amendment shall in all respects be governed by and
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construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such state, including all matters of construction, validity and performance.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                 LENDER:

                                 The Sakura Bank, Limited
                                  a Japanese banking corporation



                                 By: ___________________________
                                 Name:
                                 Title:


                                 GUARANTOR:

                                 Lam Research Corporation,
                                  a Delaware corporation



                                 By: ___________________________
                                 Name:
                                 Title:

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